Exhibit 99.02

Press Release www.shire.com

Director Declaration

March 20, 2013 – Shire plc (LSE: SHP, NASDAQ: SHPG) announces that its non-executive director, Anne Minto, has been appointed as a non-executive director of ExlService Holdings, Inc. with effect from March 18, 2013.

This disclosure is made pursuant to paragraph 9.6.14R of the Listing Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX